EXHIBIT 1.01

VIASAT, INC.

CONFLICT MINERALS REPORT

Reporting Period:

January 1, 2017 – December 31, 2017

This Conflict Minerals Report (this “Report”) of Viasat, Inc. for calendar year 2017 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on every registrant having conflict minerals that are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. Please refer to the Rule, Special Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this Report, unless otherwise defined herein. This Report does not address any conflict minerals that were “outside the supply chain” prior to January 31, 2013, as any such conflict minerals are exempted under the Rule and Form SD. References in this Report to “Viasat,” “we,” “us” and “our” mean Viasat, Inc. and its consolidated subsidiaries.

A.	Overview

Viasat is an innovator in broadband technologies and services. Our end-to-end platform of high-capacity Ka-band satellites, ground infrastructure and user terminals enables us to provide cost-effective, high-speed, high-quality broadband solutions to enterprises, consumers and government users around the globe, whether on the ground, on the move or in flight. In addition, we develop and provide advanced wireless communications systems, secure networking systems and cybersecurity and information assurance products and services.

We manufacture or contract to manufacture a variety of advanced satellite-based and wireless products, systems and solutions. We have determined that the Rule applies to our business because necessary conflict minerals are contained in our products.

Therefore, in accordance with the Rule and Form SD, we have conducted, in good faith, a reasonable country of origin inquiry (“RCOI”) with our suppliers that was reasonably designed to determine whether any conflict minerals in our products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”) or are from recycled or scrap sources. Based on our RCOI, we had reason to believe that, in calendar year 2017, necessary conflict minerals contained in our products may have originated in the Covered Countries, and had reason to believe that such necessary conflict minerals may not be from recycled or scrap sources. Therefore, given the possibility that necessary conflict minerals in our products may have originated from Covered Countries and may not be from recycled or scrap sources, we have conducted due diligence on the source and chain of custody of those conflict minerals.

B.	Design of Conflict Minerals Program

We designed our conflict minerals program to conform in all material respects with the internationally recognized due diligence framework developed by The Organisation for Economic Co-operation and Development (“OECD”). See OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, available at http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf and the related Supplements for gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

Our conflict minerals program has been designed to address each of the five steps in the OECD Guidance due diligence framework as they relate to our position as a “downstream” purchaser in the conflict minerals supply chain, namely:

•	establish strong company management systems regarding conflict minerals;

•	identify and assess risks in our supply chain;

•	design and implement a strategy to respond to identified risks in our supply chain;

•	utilize independent third-party audits of smelters and refiners; and

•	report publicly on our supply chain due diligence.

Because we are a downstream supplier, we are many steps removed from the mining of conflict minerals. The components and materials contained in our products are supplied by a large number of suppliers, through multiple tiers of distribution. Once minerals are in the supply chain, determining the smelter or the origin of minerals is a challenging process, and we are realistic about the limitations on what we can identify and control.

Consistent with these limitations, the OECD Guidance acknowledges that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. The Responsible Minerals Initiative (“RMI”) guidance on implementing the OECD Guidance further recommends that, in conducting due diligence, downstream companies identify relevant or highest priority “tier-1” (direct) suppliers and focus their due diligence efforts on those priority suppliers first. Suggested factors for prioritizing tier-1 suppliers include annual spend.

Company Management Systems

We have established an internal conflict minerals program to manage risks in our supply chain through policies and procedures that are designed to help us understand whether the minerals in our products contribute to the ongoing conflict in the DRC. As part of our program, we have established and maintain company management systems that involve multiple levels of our organization.

Viasat’s Statement on Conflict Minerals (which is publicly available on our website at www.viasat.com/legal/legal-statements) reflects our commitment to respect human rights through our responsible sourcing practices, as well as our commitment to avoid practices that may contribute to human rights abuses.

Our conflict minerals steering committee oversees the design and execution of our conflict minerals program. Members of our steering committee include senior executives from our finance, legal, operations, engineering and supply chain departments. The steering committee’s responsibilities include reviewing and approving our Statement on Conflict Minerals, the design of our conflict minerals program and the results of our RCOI and due diligence measures. Our steering committee meets as required throughout each calendar year to review and discuss our conflict minerals program, and is briefed as to the status and findings of the supply chain due diligence we conduct each year.

Our conflict minerals program is managed by a cross-functional compliance team, comprised of representatives from our contracts, supply chain, quality, finance and legal groups. This compliance team reports directly to our conflict minerals steering committee.

In addition to the company management systems described above, we have also implemented the following company management controls:

•	we provide our Statement on Conflict Minerals to all of our “tier-1” (direct) suppliers that supply relevant components and materials to us (referred to in this Report as our “Tier-1 Suppliers”) and communicate to them our expectations as to our supply chain and the responsible sourcing of conflict minerals;

•	we have adopted internal procedures with respect to conflict minerals into our quality management system (QMS);

•	we have put in place a grievance mechanism regarding our conflict minerals program;

•	we have established and maintain a central repository of information to facilitate analysis and identification of supplier responses received from our supply chain due diligence; and

•	we have incorporated provisions on conflict minerals as part of our standard terms and conditions for purchase orders.

We also support industry forums that share and communicate information and develop policies on conflict minerals. In 2014, we became a member of the RMI, formerly known as the Conflict Free Sourcing Initiative, an organization committed to the responsible sourcing of conflict minerals, and we continue to be a supportive member of the organization. We also provide funding to non-profit and industry initiatives that support the responsible sourcing of conflict minerals through our RMI membership.

Identification and Assessment of Supply Chain Risk

We have developed and implemented a risk management plan to identify and assess risks in our supply chain. To identify and assess these risks, we identify all of our Tier-1 Suppliers and conduct an annual supply chain survey of our Tier-1 Suppliers using the Conflict Minerals Reporting Template (“CMRT”). . We have elected to use the CMRT to elicit supply chain information from our suppliers because (1) it provides information critical to our due diligence efforts, and (2) it is a commonly used tool across many industries, thus easing the burden on our suppliers.

To maximize the effectiveness of our due diligence measures, we concentrate our due diligence efforts primarily on those Tier-1 Suppliers representing a substantial majority of our total annual expenditure on relevant components and materials (referred to in this Report as our “Priority Suppliers”).

In reviewing the diligence data we receive (whether from a completed CMRT, responses to our inquiries or otherwise), we apply evaluation processes to assess the reasonableness of the data and to check for the presence of “red flags.” We consider red flags to be obvious indications or circumstances that indicate the supplier disclosure may be inaccurate or improper and thus, may not be reliable. Factors we take into account in identifying and assessing supplier risk include:

•	the failure of a supplier to respond to our inquiries;

•	statements by a supplier that no conflict minerals are used in its products;

•	inadequacies and inconsistencies in, or incompleteness of, a supplier’s responses;

•	suppliers that indicate conflict minerals in their products may be sourced from Covered Countries; and

•	a supplier’s lack of sophistication, including unfamiliarity with the Rule.

In addition, we use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our Priority Suppliers. We obtain and validate information (where available) on the country of origin and mine location of conflict minerals processed at the identified facilities by relying on the information received through the RMI’s third party audit program: the Responsible Minerals Assurance Process (“RMAP”), which offers third party audits of smelters and refiners to certify that that the minerals they process originate from conflict-free sources.

Designing and Implementing a Strategy to Respond to Risk

We have developed processes to assess and respond to the risks identified in our supply chain, such as sending corrective action letters to suppliers where appropriate. Our cross-functional compliance team manages the due diligence of our supply chain, and monitors, tracks and evaluates supplier responses to our due diligence efforts. Members of our cross-functional compliance team meet periodically to review the status and results of our due diligence measures and to discuss any actual or potential risks and red flags identified during diligence. Members of our cross-functional compliance team also monitor and track the measures we take to mitigate risks, and reports on risk management to our steering committee. In addition, we support the development of due diligence practices through participation in RMI working groups.

Independent Third-Party Audits of Smelters and Refiners

We do not have direct relationships with any smelters or refiners and accordingly do not directly audit any smelters or refiners in our supply chain. Instead, we rely on the third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. The smelters and refiners that are found by the RMAP to be “compliant” are those for which the independent auditor has verified that the smelter and/or refiner does not process conflict minerals that have originated from mines in the Covered Countries that directly or indirectly financed or benefited armed groups. We also rely on the publicly available results of the RMAP third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain. We support independent third-party audits of processing facilities through our RMI membership.

Public Reporting on our Supply Chain Due Diligence

We publish our Form SDs and Conflict Mineral Reports (including this Report) in the Financial Information section of our website at investors.viasat.com under the heading “SEC Filings,” and our Statement on Conflict Minerals is publicly available on our website at www.viasat.com/legal/legal-statements. Information found on or accessed through Viasat’s website is not considered part of this Report and is not incorporated by reference herein. We also publicly file our Form SDs (which include our Conflict Mineral Reports) with the Securities and Exchange Commission.

C.	Due Diligence Measures Performed

Set forth below is a description of the measures we performed to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products for calendar year 2017.

To determine whether necessary conflict minerals in our products in calendar year 2017 originated in Covered Countries, we assembled a comprehensive list of suppliers that provide goods and services directly to us. From this list, we identified over 800 Tier-1 Suppliers. We contacted each of these Tier-1 Suppliers individually, provided them with a link to our Statement on Conflict Minerals and a copy of the CMRT, and requested the return of the completed CMRT to us. Follow-up requests were sent to all Tier-1 Suppliers who did not respond. To maximize the effectiveness of our due diligence measures, we concentrate our due diligence efforts primarily on Priority Suppliers. We used our manufacturing data system to identify Priority Suppliers, and took additional measures to maximize the response rate from Priority Suppliers. We received responses from a majority of our Tier-1 Suppliers and nearly all of our Priority Suppliers.

We electronically aggregated and reviewed the data from all of the responses we received from our Tier-1 Suppliers by utilizing a third party provider called Source44 LLC d/b/a Source Intelligence (“Source Intelligence”), which is a certified B corporation specializing in conflict mineral reporting. The reports received from Source Intelligence identify quality issues (e.g. incomplete CMRTs, inconsistent responses, indication of DRC sourcing, no smelters or invalid smelters listed, not all smelters identified, etc.) and aggregate CMRT responses for analysis and reporting. Where red flags were identified, we attempted to further analyze the information provided on the CMRT in order to assess any actual or potential risks to our supply chain and develop a recommended course of action. We then communicated red flags identified in the CMRT responses through corrective action letter requests with our Priority Suppliers as appropriate.

We determined if the processing facilities reported to us by our Priority Suppliers adhere to responsible sourcing practices by verifying whether they are included on the list of RMAP-compliant processing facilities.

Members of our cross-functional compliance team met periodically to review the results from our due diligence efforts for calendar year 2017, and presented its findings to our steering committee.

D.	Product Description

Products Containing Necessary Conflict Minerals

We have determined that substantially all of the products we manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of such products.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Based on the information provided by our Tier-1 Suppliers and information made available by RMI and RMAP, we believe that the facilities that have been used to process conflict minerals in our products in calendar year 2017 may include the smelters and refiners listed in Annex I. As discussed above, we are a downstream supplier, many steps removed from the mining of conflict minerals, and accordingly rely on the information provided to us by our Tier-1 Suppliers (who are themselves generally multiple tiers downstream) to determine the country of origin of, or the facilities used to process, the conflict minerals contained in our products.

Of the 321 smelters and refiners identified as potentially being in our supply chain:

•	255 smelters and refiners were identified as “RMAP-compliant,” meaning that the processing facility has been audited and certified as compliant with RMAP audit protocols (including processing facilities currently undergoing re-audit); and

•	66 smelters and refiners were non-participating, meaning that they met the definition of a smelter or refiner under the RMAP audit protocols but did not participate in the RMAP. These 66 non-participating suppliers source material from countries as follows:

•	35 of the smelters and refiners source material from level 1 countries (i.e., countries that are known to be active ore producing countries that are not identified as conflict regions or plausible areas of smuggling or export of conflict minerals);

•	3 smelters and refiners source material from level 2 countries (i.e., countries that are known or plausible countries for export out of region, smuggling or transit of conflict minerals);

•	2 smelters and refiners source material from level 3 countries (i.e., countries that are within conflict regions that are potentially supplying ore materials); and

•	26 smelters and refiners source material from unknown locations.

Not all of these facilities may have processed conflict minerals in our products. Much of the smelter and refiner information provided by our Tier-1 Suppliers was provided at a “company” level (meaning that they reported all of the smelters and refiners that may have processed the conflict minerals contained in all of their products, not just those pertaining to the products sold to us). They may also have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their own suppliers or for other reasons. Therefore, the list of processing facilities disclosed in Annex I may over-represent the number of processing facilities that process the conflict minerals contained in our products.

Efforts to Determine Mine or Location of Origin

We have determined that our due diligence efforts, including requesting our Tier-1 Suppliers to complete the CMRT and reviewing the RMAP status of identified smelters and refiners, represent our reasonable best efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

E.	Future Steps to Mitigate Risk

Our conflict minerals program is aimed at the continuous improvement of our understanding of our supply chain and risk reduction over time. We intend to continue to take steps to improve our due diligence processes and to minimize the risk that our necessary conflict minerals benefit armed groups. Due diligence is an ongoing, proactive and reactive process, and we are continuing to work with our suppliers to identify and prevent or mitigate risks of adverse impacts associated with conflict minerals.

The primary risks we identified in calendar year 2017 continue to be related to inconsistencies or inadequacies in, or the incompleteness of, suppliers’ responses to the CMRT, the inability of our suppliers to confirm whether or not minerals used in their parts and components were sourced from Covered Countries, and the associated difficulties in identifying the smelters and refiners in our supply chain. With respect to necessary conflict minerals contained in our products with respect to calendar year 2018, we expect to continue to engage with our suppliers to clearly communicate our expectations with regard to conflict minerals sourcing and to educate them on the importance of conflict mineral supply chain diligence. In particular, we continue to encourage our suppliers to work with their own immediate suppliers to improve the transparency, accuracy, validity¸ reliability and completeness of conflict mineral sourcing information (particularly with regard to information provided regarding smelters and refiners used to process conflict minerals and mine or location of origin and country of origin information), and to minimize the risk that our necessary conflict minerals benefit armed groups in the Covered Countries. As our Tier-1 Suppliers continue to report smelters and refiners that we believe are not operational or that may have been misidentified as smelters or refiners, we continue to work with our suppliers to re-validate, improve and refine reported information. We strive to use only Priority Suppliers that source from RMAP-compliant processing facilities in our supply chain to the extent reasonably practicable. In addition, we are exploring a new software tracking solution that may help us in the future to analyze conflict minerals information received from our suppliers more efficiently.

Certain of the matters discussed in this Report, including in particular, future steps to mitigate risks that the conflict minerals contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Annex I

List of Smelters and Refiners Reported in Viasat’s Supply Chain in 2017

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Gold	Japan Mint	Japan
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Samduck Precious Metals	Republic of Korea
Gold	Navoi Mining and Metallurgical Combinat (*)	Uzbekistan
Gold	Kennecott Utah Copper LLC	U.S.A.
Gold	KGHM Polska Miedz Spolka Akcyjna (*)	Poland
Gold	Metalor USA Refining Corporation	U.S.A.
Gold	Chimet S.p.A.	Italy
Gold	Sabin Metal Corp. (*)	U.S.A.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd. (*)	China
Gold	Kyshtym Copper-Electrolytic Plant ZAO (*)	Russian Federation
Gold	Abington Reldan Metals, LLC (*)	U.S.A.
Gold	So Accurate Group, Inc. (*)	U.S.A.
Gold	Royal Canadian Mint	Canada
Gold	Fidelity Printers and Refiners Ltd. (*)	Zimbabwe
Gold	PX Precinox S.A.	Switzerland
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Gold	DS PRETECH Co., Ltd. (*)	Republic of Korea
Gold	Modeltech Sdn Bhd (*)	Malaysia
Gold	Refinery of Seemine Gold Co., Ltd. (*)	China
Gold	Valcambi S.A.	Switzerland
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Great Wall Precious Metals Co., Ltd. of CBPM (*)	China
Gold	Safimet S.p.A	Italy
Gold	Republic Metals Corporation	U.S.A.
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Umicore Brasil Ltda.	Brazil
Gold	Materion	U.S.A.
Gold	HwaSeong CJ CO., LTD. (*)	Republic of Korea
Gold	Asahi Refining USA Inc.	U.S.A.
Gold	NH Recytech Company (*)	Republic of Korea
Gold	Yamakin Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Elemetal Refining, LLC (*)	U.S.A.
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Aurubis AG	Germany
Gold	Istanbul Gold Refinery	Turkey
Gold	Tony Goetz NV (*)	Belgium
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Gold	Remondis Argentia B.V. (*)	Netherlands
Gold	Hunan Chenzhou Mining Co., Ltd. (*)	China
Gold	Kaloti Precious Metals (*)	United Arab Emirates
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	Morris and Watson (*)	New Zealand
Gold	SAFINA A.S. (*)	Czech Republic
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Penglai Penggang Gold Industry Co., Ltd. (*)	China
Gold	Sudan Gold Refinery (*)	Sudan
Gold	Boliden AB	Sweden
Gold	Geib Refining Corporation	U.S.A.
Gold	Asaka Riken Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	Dowa	Japan
Gold	Lingbao Gold Co., Ltd. (*)	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd. (*)	India
Gold	T.C.A S.p.A	Italy
Gold	Morris and Watson Gold Coast (*)	Australia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	Degussa Sonne / Mond Goldhandel GmbH (*)	Germany

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Daejin Indus Co., Ltd.	Republic of Korea
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. (*)	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd. (*)	China
Gold	Italpreziosi	Italy
Gold	Marsam Metals	Brazil
Gold	JSC Uralelectromed	Russian Federation
Gold	TOO Tau-Ken-Altyn (*)	Kazakhstan
Gold	SAAMP	France
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd. (*)	China
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Advanced Chemical Company	U.S.A.
Gold	Bangalore Refinery (*)	India
Gold	L’azurde Company For Jewelry (*)	Saudi Arabia
Gold	Mitsubishi Materials Corporation	Japan
Gold	SAMWON METALS Corp. (*)	Republic of Korea
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Republic of Korea
Gold	Torecom	Republic of Korea
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Guangdong Jinding Gold Limited (*)	China
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	AU Traders and Refiners	South Africa
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Kazakhmys Smelting LLC (*)	Kazakhstan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Tongling Nonferrous Metals Group Co., Ltd. (*)	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Universal Precious Metals Refining Zambia (*)	Zambia
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	C. Hafner GmbH + Co. KG	Germany

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd. (*)	China
Gold	L’Orfebre S.A. (*)	Andorra
Gold	Umicore Precious Metals Thailand	Thailand
Gold	African Gold Refinery (*)	Uganda
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Sai Refinery (*)	India
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	United Precious Metal Refining, Inc.	U.S.A.
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	State Research Institute Center for Physical Sciences and Technology (*)	Lithuania
Gold	Yunnan Copper Industry Co., Ltd. (*)	China
Gold	Asahi Pretec Corp.	Japan
Gold	PAMP S.A.	Switzerland
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Heimerle + Meule GmbH	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd. (*)	China
Gold	Pease & Curren (*)	U.S.A.
Gold	Caridad (*)	Mexico

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Gold	Chugai Mining (*)	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd. (*)	China
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	H.C. Starck Inc.	U.S.A.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Telex Metals	U.S.A.
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	Kemet Blue Powder	U.S.A.
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Exotech Inc.	U.S.A.
Tantalum	Power Resources Ltd.	Macedonia
Tantalum	H.C. Starck Hermsdorf GmbH	Germany

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Tantalum	D Block Metals, LLC	U.S.A.
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Global Advanced Metals Boyertown	U.S.A.
Tantalum	Duoluoshan (*)	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	QuantumClean	U.S.A.
Tin	Yunnan Tin Company Limited	China
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Tin	PT Karimun Mining	Indonesia
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company (*)	Vietnam
Tin	Fenix Metals	Poland
Tin	Mineracao Taboca S.A.	Brazil
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Alpha	U.S.A.
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company (*)	Vietnam
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	CNMC (Guangxi) PGMA Co., Ltd. (*)	China
Tin	Soft Metais Ltda.	Brazil
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	Thaisarco	Thailand
Tin	Metallo Spain S.L.U.	Spain
Tin	PT Inti Stania Prima	Indonesia

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company (*)	Vietnam
Tin	PT Babel Surya Alam Lestari (*)	Indonesia
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	PT Bukit Timah	Indonesia
Tin	Super Ligas (*)	Brazil
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	Modeltech Sdn Bhd (*)	Malaysia
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company (*)	Vietnam
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Pongpipat Company Limited (*)	Myanmar
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	China Tin Group Co., Ltd.	China
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	PT Prima Timah Utama	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Estanho de Rondonia S.A. (*)	Brazil
Tin	Dowa	Japan

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Tin	PT Bangka Serumpun	Indonesia
Tin	Metallo Belgium N.V.	Belgium
Tin	Mitsubishi Materials Corporation	Japan
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Minsur	Peru
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd. (*)	China
Tin	EM Vinto	Bolivia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	PT Tommy Utama	Indonesia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	Gejiu Jinye Mineral Company	China
Tin	Metallic Resources, Inc.	U.S.A.
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Global Tungsten & Powders Corp.	U.S.A.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd. (*)	China
Tungsten	Hydrometallurg, JSC	Russian Federation

Metal	Name of Smelter or Refiner	Country of Smelter or Refiner
Tungsten	Niagara Refining LLC	U.S.A.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd. (*)	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd. (*)	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd. (*)	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Kennametal Huntsville	U.S.A.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	U.S.A.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd. (*)	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

*	Smelters or refiners that have not been identified as “RMAP-compliant.”